Exhibit 4.01

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 17, 2018, between Wabash National Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors (as defined in the Base Indenture referred to herein) and the Trustee have heretofore executed an indenture, dated as of September 26, 2017 (the “Base Indenture”), providing for the issuance of the Company’s 5.50% Senior Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $325,000,000, as supplemented by that certain First Supplemental Indenture, dated October 26, 2017 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Company, the New Guarantors (as defined in the First Supplemental Indenture) and the Trustee;

WHEREAS, the “Description of Notes” contained in the Offering Memorandum dated September 15, 2017 pursuant to which the Notes were offered provides that the guarantors of the Notes shall be Restricted Subsidiaries of the Company that are each an obligor or borrower under any of the Credit Agreements;

WHEREAS, Section 4.11 of the Base Indenture further provides that the Company shall cause each of its Restricted Subsidiaries that is not a Foreign Subsidiary and that guarantees or becomes a Borrower under a Credit Agreement or that, following the Issue Date, guarantees any Capital Markets Indebtedness of the Company or any of the Guarantors, to become a Guarantor in accordance with the Indenture;

WHEREAS, Section 12.02(b)(iii) of the Base Indenture further provides that a Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect upon the release or discharge by such Guarantor of its guarantee pursuant to (i) the Credit Agreements and (ii) all Capital Markets Indebtedness of the Company or any other Guarantor, provided that such Guarantor is no longer an obligor or borrower under any of the Credit Agreements;

WHEREAS, Wabash International Holdings, Inc., Wabash Financing LLC, WNC Receivables, LLC and WNC Receivables Management Corp. (collectively, the “Additional Guarantors,” and the Guarantors, except for the Additional Guarantors, the “Remaining Guarantors”) were included as original Guarantors of the Notes in error, as they did not at the Issue Date guarantee or otherwise have any obligations under the Credit Agreements or any other debt of the Company or any Restricted Subsidiary, and did not at any time after the Issue Date to and including the date hereof, guarantee or become a Borrower under a Credit Agreement or guarantee any Capital Markets Indebtedness of the Company or any of the Guarantors, and the Indenture did not at any time require them to become Guarantors pursuant to its terms;

WHEREAS, pursuant to Sections 9.01(a)(i) and 9.01(a)(viii) of the Base Indenture, the Company desires to terminate the Guarantee of each Additional Guarantor in order to correct the error;

WHEREAS, all conditions precedent, covenants and requirements set forth in Articles 9 and 12 of the Base Indenture necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof by the parties have been in all respects duly authorized;

WHEREAS, pursuant to Sections 7.02, 9.05 and 13.04 of the Base Indenture, an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee each stating that the execution and delivery of the Second Supplemental Indenture is authorized or permitted by the Indenture, that all conditions precedent have been complied with, and that this Second Supplemental Indenture is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions;

WHEREAS, each of the Remaining Guarantors has reaffirmed its continuing obligation under its Guarantee as set forth on the signature pages hereto; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company and the Trustee are authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders of the Notes as follows:

1.       Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or used in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

2.       Termination and Release of Guarantors. The Guarantee of each Additional Guarantor is hereby terminated and of no further force or effect and each Additional Guarantor is hereby released from all obligations under the Indenture, the Notes and their respective Guarantees. This Release is made by the Trustee and accepted by the Company without representation, covenant or warranty, express or implied, at law or in equity, and without recourse to the Trustee in any event or in any contingency.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture and the Guarantees of the Remaining Guarantors are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.       Governing Law; Jury Trial Waiver. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.       Trustee Makes No Representation. The Trustee executes this Second Supplemental Indenture subject to all of the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible or liable in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture, the Guarantees of the Remaining Guarantors, or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation and assumes no responsibility with respect to any such matters. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

7.       Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes.

8.       Effect of Headings. The Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WABASH NATIONAL CORPORATION

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Alexander Pabon
	Name:	Alexander Pabon
	Title:	Assistant Vice President

RATIFICATION OF GUARANTEES. Each Remaining Guarantor hereby confirms and agrees that, notwithstanding the effectiveness of this Second Supplemental Indenture, the Guarantee of each Remaining Guarantor, including its payment and performance obligations when due as set forth in the Indenture, shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

CONTINENTAL TRANSIT CORPORATION

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

BRENNER TANK LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

BRENNER TANK SERVICES LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President, Treasurer

WABASH WOOD PRODUCTS, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President, Treasurer

CLOUD OAK FLOORING COMPANY, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President, Treasurer

WABASH NATIONAL, L.P.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

TRANSCRAFT CORPORATION

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President, Treasurer

WABASH NATIONAL TRAILER CENTERS, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

WABASH NATIONAL MANUFACTURING, L.P.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Senior Vice President, CFO of General Partner, Wabash National Corporation

WABASH NATIONAL SERVICES, L.P.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer of its General Partner, Wabash National Trailer Centers, Inc.

FTSI DISTRIBUTION COMPANY, L.P.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer of its General Partner, Wabash National Trailer Centers, Inc.

NATIONAL TRAILER FUNDING, L.L.C.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer of its Sole Member, Wabash National Trailer Centers, Inc.

WALKER GROUP HOLDINGS LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

GARSITE/PROGRESS LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

WALKER STAINLESS EQUIPMENT COMPANY LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

BULK SOLUTIONS LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Treasurer

SUPREME CORPORATION

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME CORPORATION OF GEORGIA

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME CORPORATION OF TEXAS

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME INDIANA OPERATIONS, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME INDUSTRIES, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President

SUPREME MID-ATLANTIC CORPORATION

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME MIDWEST PROPERTIES, INC.

By:	s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME STB, LLC

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME SOUTHEAST PROPERTIES, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME SOUTHWEST PROPERTIES, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME TRUCK BODIES OF CALIFORNIA, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SUPREME WEST PROPERTIES, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer

SC TOWER STRUCTURAL LAMINATING, INC.

By:	/s/ Jeffery Taylor
	Name:	Jeffery L. Taylor
	Title:	Vice President and Assistant Treasurer